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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            UIL HOLDINGS CORPORATION
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             (Exact name of registrant as specified in its charter)

         CONNECTICUT                        06-15410145
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         157 Church Street
         New Haven, Connecticut             06506
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(Address of principal executive office)     (Zip Code)

If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section              securities pursuant to Section
12(b) of the Exchange Act and is            12(g) of the Exchange Act and is
effective pursuant to General               effective pursuant  to General
Instruction A. (c), please check            Instruction A.(d), please check
the following box.     [X]                  the following box.    [ ]

Securities Act registration statement file number to which this form relates:
333-74965

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                      Name of each exchange on which
       to be so registered                      each class is to be registered
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COMMON STOCK,  WITHOUT PAR VALUE            NEW YORK STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

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                                (Title of Class)


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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The security being registered is the common stock, without par value (the "Common Stock"), of UIL Holdings Corporation, a Connecticut corporation (the "Company"). The description of the Common Stock set forth in the Section captioned "Description of UIL Holdings Capital Stock," included in the Proxy Statement and Prospectus contained in the Registration Statement on Form S-4 of the Company, File No. 333-74965, filed with the Securities and Exchange Commission on March 24, 1999 and declared effective by the Securities and Exchange Commission on January 28, 2000 (the "S-4 Registration Statement"), is incorporated herein by reference. A copy of the description of the Common Stock set forth in the Section captioned "Description of UIL Holdings Capital Stock" from the S-4 Registration Statement is also attached as Exhibit No. 1 to this Registration Statement on Form 8-A pursuant to Rule 12b-32 of the Exchange Act.

ITEM 2.           EXHIBITS.
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
EXHIBIT NO.                                DESCRIPTION
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
1. Registration Statement of the Company on Form S-4 (File No. 333-74965) filed March 24, 1999 and declared effective by the Securities and Exchange Commission on January 28, 2000, incorporated by reference thereto.

2. Certificate of Incorporation of the Company filed on March 22, 1999 incorporated by reference to Exhibit C to the Proxy Statement and Prospectus included in the S-4 Registration Statement.

3. Bylaws of the Company are incorporated by reference to Exhibit D to the Proxy Statement and Prospectus included in the S-4 Registration Statement.

4.                         Specimen certificate of Common Stock.

5. The description of the Common Stock set forth in the Section captioned "Description of UIL Holdings Capital Stock" from the Proxy Statement and Prospectus included in the S-4 Registration Statement.
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                                    SIGNATURE

                           Pursuant to the requirements of Section 12 of the
Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:   July 20, 2000                UIL HOLDINGS CORPORATION
                                     ------------------------
                                           (Registrant)

                                     By:  /s/ Robert L. Fiscus
                                          -----------------------------------
                                          Robert L. Fiscus
                                          Vice Chairman of the Board of
                                          Directors, Chief Financial Officer,
                                          Treasurer and Secretary